Exhibit 23.01

consent of independent registered public accounting firm

Genie Energy Ltd.

Newark, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222856) and on Forms S-8 (No. 333-225703, No. 333-202800, No. 333-177565 and 333-231976) of Genie Energy Ltd. of our reports dated March 16, 2020, relating to the consolidated financial statements, and the effectiveness of Genie Energy Ltd.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 16, 2020

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